Exhibit 10.2

Maximum Mortgage Contract

[***] Z.S.Y.G.D.Z. No. [***]

Mortgagee (Full Name): China Zheshang Bank Co., Ltd. Ningbo Branch

Debtor (Full Name): Global Technology Inc.

Mortgagor (Full Name): Global Technology Inc.

WHEREAS, the Debtor and the Mortgagee will enter into a series of contracts on creditor's rights and debts (hereinafter referred to as the "Master Contract") according to the period and maximum amount as specified in Article 2 hereof, and the Mortgagor is willing to provide the maximum mortgage guarantee for the Debtor's debts owed to the Mortgagee under the Master Contract.

NOW, THEREFORE, to guarantee the creditor's rights of the Mortgagee, the parties, in accordance with relevant national laws and regulations, hereby enter into this Contract through amicable negotiation.

Article 1 Representations and Warranties of the Mortgagor

(1)	The Mortgagor has obtained the necessary authorization to provide the guarantee under this Contract in accordance with relevant regulations and procedures.

(2)	The Mortgagor has the full and undisputed ownership or right to dispose of the collaterals.

(3)	The collaterals can be circulated or transferred according to law.

(4)	The collaterals have not been attached, detained, or repeatedly mortgaged or otherwise.

(5)	The Mortgagor has not concealed any information about delinquent taxes, project payments, or any other amounts in arrears under the collaterals.

(6)	The Mortgagor is fully aware of the actual use of the debts under the Master Contract, and the provision of the mortgage guarantee for the Debtor under the Master Contract is completely out of its own free will and reflects the true expression of its intent under this Contract.

(7)	If the collaterals hereunder have been leased out in whole or in part, the Mortgagor warrants that it shall inform the lessee of the mortgage created thereon and inform the Mortgagee in writing of the lease prior to the execution of this Contract, and shall not change the lease agreement.

(8)	The Mortgagor has obtained the consent from the co-owner of the collaterals with respect to the mortgage hereunder.

(9)	The collaterals are free of any other circumstances that adversely affect the exercise of the mortgage rights by the Mortgagee.

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Article 2 Maximum Amount of the Principal Creditor's Rights Guaranteed

(1)	The principal creditor's rights guaranteed by the Mortgagor shall be the creditor's rights to which the Mortgagee is entitled in accordance with the local and foreign currency loan contracts, bank acceptance agreements, letter of credit (L/C) issuance agreements/contracts, guarantee issuance agreements, international and domestic trade financing agreements, financial derivatives agreements such as forward foreign exchange settlement and sale agreements, and other financing documents (hereinafter referred to as the "Master Contract") entered into by and between the Mortgagee and the Debtor during the period identified in 17.1 (including the inception and expiration dates of such period) and within the maximum balance of RMB (in words) specified in17.2, regardless of whether such creditor's rights have matured upon expiration of such period, and whether such creditor's rights have been incurred prior to the mortgage has maximized.

The aforementioned period only refers to the period when the debts exist. The amount of foreign currency business shall be converted at the selling price on the date of occurrence of the business.

(2)	During the period and within the maximum balance as specified herein, the Debtor may apply for revolving use of the aforementioned credit funds and bank credits. The inception date, expiration date, interest rate, and amount of each fund borrowed shall be subject to the certificate of indebtedness or related voucher of creditor’s rights under the Master Contract.

(3)	During the period and within the maximum balance as specified herein, when the Mortgagee grants the loan or provides other bank credits, the Mortgagor does not need to handle the guarantee procedures on a transaction-by-transaction basis.

(4)	The Mortgagor shall assume guarantee liabilities for any debts in their original currency incurred during the period and within the maximum balance as specified herein.

Article 3 Scope of the Mortgage Guarantee

The scope of the mortgage guarantee includes all debt principal, interest, compound interest, penalty interest, liquidated damages, and damages incurred under the Master Contract, as well as the litigation (arbitration) fees, attorney fees, disposal fees of the collaterals, ownership transfer fees, and other expenses incurred by the Mortgagee in exercising its creditor’s rights and all other expenses payable.

The mortgagor is willing to assume guarantee liabilities for the portion actually in excess of the maximum balance due to exchange rate changes.

Article 4 Collaterals

(1)	The Mortgagor agrees to use the following properties (as detailed in the List of Collaterals (No.: see 17.7)) as the collaterals.

(2)	The appraised price/agreed price of the collaterals is RMB (in words) see 17.3, and the ultimate value of the collaterals shall be subject to the net income from the actual disposal of the collaterals when the mortgage rights are exercised.

Agreements on the value of the collaterals as specified in the List of Collaterals shall not serve as the basis of valuation when the Mortgagee disposes of the collaterals, nor shall it constitute any restrictions on the Mortgagee's exercise of the mortgage rights hereunder.

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Article 5 Effect of the Mortgage Rights

The effect of the mortgage rights shall extend to the appurtenances, accessory rights, right of subrogation, attachments, mixtures, processed things, and fruits to and from the collaterals, as well as the insurance indemnities, indemnities, and compensation arising from the damage to, loss of, or expropriation of the collaterals.

Article 6 Custody of the Collaterals

(1)	The collaterals hereunder shall be kept in the custody of the Mortgagor, and the Mortgagor has the obligation to properly manage the collaterals. The Mortgagee has the right to inspect the management of the collaterals.

(2)	During the term of this Contract, without the written consent of the Mortgagee, the Mortgagor may not gift, transfer, sell, lease, remortgage, or otherwise dispose of the collaterals. The proceeds from the transfer, lease, or sale of the collaterals by the Mortgagor with the written consent of the Mortgagee shall be used in priority for early repayment of the debts under the Master Contract or deposited with a third party agreed upon by the Mortgagor and the Mortgagee.

(3)	During the term of this Contract, if any of the collaterals is destroyed, lost, or expropriated, the Mortgagor shall take immediate and effective measures to prevent further losses while notifying the Mortgagee promptly. The insurance indemnities, indemnities, and compensation received by the Mortgagor as a result thereof shall be used in priority for early repayment of the debts under the Master Contract.

(4)	If the collaterals decrease in value during the term of this Contract, the Mortgagor shall restore the value of the collaterals or provide another guarantee equivalent to the reduced value to the satisfaction of the Mortgagee. If the Mortgagor refuses to do so, the Mortgagee has the right to accelerate the maturity of the debts under the Master Contract through which the Debtor could be required to repay its debts or the Mortgatee could exercise the mortgage rights without being subject to the term of this Contract .

Article 7 Insurance of the Collaterals

(1)	The Mortgagor shall procure sufficient insurance for the collaterals as required by the Mortgagee, naming the Mortgagee as the primary beneficiary, and the insurance policy shall not contain any clause restricting the rights and interests of the Mortgagee. If the Mortgagor cannot procure the insurance for the collaterals at a time for reasons attributable to the insurance institution, the Mortgagor shall promptly handle the renewal procedures, to ensure the uninterrupted property insurance for the collaterals during the term of this Contract.

(2)	The Mortgagor shall deliver the original of the insurance policy for the collaterals into the custody of the Mortgagee.

(3)	During the term of this Contract, the Mortgagor shall not interrupt or revoke the insurance policy for any reasons whatsoever. In case of interruption of the insurance, the Mortgagee has the right to procure the insurance on behalf of the Mortgagor at the sole costs of the Mortgagor. The Mortgagee has the right to directly deduct the aforementioned costs from any account of the Mortgagor opened with Zheshang Bank and any of its branches.

(4)	In case of any insured event involving the collaterals, the insurance indemnities shall be used in priority for repayment of the debts under the Master Contract or deposited with a third party agreed upon by the Mortgagor and the Mortgagee.

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Article 8 Mortgage Registration

The Mortgagor must complete the mortgage registration procedures with the competent registration authority within 7 working days upon execution of this Contract and deliver the original copy of the certificate of encumbrances on the collaterals, the mortgage registration document, and other encumbrance certificates into the Mortgagee.

In the event of any changes to the registered particulars of the mortgage which shall be subject to registration of changes in accordance with the law, the Mortgagor shall cooperate with the Mortgagee to complete the registration procedures of changes.

Article 9 Exercise of the Mortgage Rights

(1)	Under any of the following circumstances, the Mortgagee has the right to exercise the mortgage rights and, after reaching an agreement with the Mortgagor, have the priority in receiving compensation from the proceeds from the auction or sell-off of the collaterals, or convert the collaterals into money to pay off the debts owed by the Debtor. If the parties fail to reach an agreement on the exercise of the mortgage rights, the Mortgagee may directly request the People's Court to auction or sell off the collaterals.

1.	The Mortgagee fails to receive payment upon expiration of the performance period for any debts under the Master Contract. The aforementioned "expiration" includes the circumstance where the Mortgagee accelerates the maturity of any debts under the Master Contract in accordance with the Master Contract or relevant national laws and regulations.

2.	The circumstance as specified in Paragraph 4 of Article 6 occurs, but the Mortgagor fails to restore the value of the collaterals or provide another guarantee equivalent to the reduced value to the satisfaction of the Mortgagee.

(2)	If the principal creditor's rights of the Mortgagee are secured by any other guarantees simultaneously, the Mortgagee has the right to determine, at its sole discretion, the order of exercising the guarantees, regardless of whether such guarantees are provided by the Debtor or third parties, and the Mortgagor undertakes not to plea against with respect thereto. If the Mortgagee waives, changes, or is deprived of other security interests under the Master Contract, the Mortgagor's guarantee liability shall remain valid and shall not become invalid or be relieved or exempted as a result thereof.

Article 10 Other Provisions

(1)	The Mortgagee and the Debtor may modify the Master Contract upon mutual agreement without the consent of the Mortgagor, and the Mortgagor shall continue to assume the mortgage guarantee liability as specified herein.

(2)	During the term of this Contract, without the written consent of the Mortgagee, the Mortgagor warrants that it will not additionally create any form of mortgage or pledge on the collaterals hereunder, nor will it lease, transfer, or gift the collaterals to any third party, and that the collaterals are free of any damage.

(3)	The Mortgagor shall compensate the Mortgagee for any losses arising from the false representations or warranties made under Article 1 hereof.

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(4)	Prior to the determination of the creditor’s rights secured by the maximum mortgage guarantee hereunder, if the Mortgagee transfers part of its creditor's rights, it is entitled to transfer the corresponding mortgage rights.

After the determination of the creditor’s rights secured by the maximum mortgage guarantee hereunder, if the Mortgagee transfers part of its creditor's rights, it is entitled not to transfer the corresponding mortgage rights.

(5)	If the bank handles the financing business under an L/C for the applicant or releases documents in the form of trust receipt, the Mortgagor shall still assume the guarantee liability under this Contract. If the issuing bank modifies the L/C in accordance with the applicant's application, including but not limited to modifications to the L/C amount, validity period, time of shipment, and documents, the Mortgagor shall still assume the guarantee liability in accordance with this Contract and the content of the modified L/C (including but not limited to the L/C amount, validity period, time of shipment, and documents).

Article 11 Liability for Breach of Contract

(1)	Upon execution of this Contract, the Mortgagee and the Mortgagor shall perform their respective obligations hereunder. A party that fails to do so or breaches any warranties or undertakings made hereunder shall be deemed to be in breach of this Contract and held liable for breach and for compensating any losses incurred by the other party therefrom.

(2)	If the Mortgagor falls under any of the following circumstances, it shall make full compensation for any economic losses incurred by the Mortgagee therefrom:

1.	The Mortgagor conceals any fact that the collaterals are co-owned, disputed, attached, supervised, detained, repeatedly mortgaged, leased, have delinquent taxes, or project payment in arrears, etc.

2.	The Mortgagor disposes of the collaterals without the written consent of the Mortgagee.

3.	The Mortgagor commits any other acts that adversely affect the exercise of the mortgage rights by the Mortgagee.

(3)	If the Mortgagee requests the People's Court to auction or sell off the collaterals or exercises its creditor's rights by means of litigation or arbitration due to the Mortgagor's breach of this Contract, the Mortgagor shall assume the attorney fees, travel expenses, and other expenses incurred by the Mortgagee in exercising its creditor's rights.

Article 12 Settlement of Disputes

Any and all disputes arising out of the performance of this Contract shall be settled by the parties through amicable negotiation. If no agreement is reached through negotiation, such disputes shall be settled by the method set forth in the following item (see 17.4):

(1)	Litigation. Such disputes shall be subject to the jurisdiction of the People's Court at the locality of see 17.4.

(2)	Arbitration. Such disputes shall be submitted to see 17.4 (arbitration institution) for arbitration in accordance with its arbitration rules.

During the period of litigation or arbitration, this Contract shall be continuously performed except for matters in dispute.

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Article 13 Miscellaneous

(1)	The Master Contract, certificate of indebtedness, or related voucher of creditor’s right incurred hereunder shall no longer be served to the Mortgagor.

(2)	The Mortgagee has the right to provide the information in connection with this Contract and other related information to the credit reference system of the People’s Bank of China or other legally established credit information databases in accordance with relevant laws and regulations, other normative documents, or the requirements of financial regulators for the purpose of query and use by appropriately qualified institutions or individuals. The Mortgagee also has the right to query relevant information of the Mortgagor through the credit reference system of the People's Bank of China and other legally established credit information databases for the purpose of formation and performance of this Contract.

(3)	See 17.5

Article 14 Effectiveness of the Contract

This Contract shall come into effect from the date when it is signed or stamped by the parties.

Article 15 This Contract may be executed in see 17.6 counterparts, with the Mortgagee holding see 17.6 counterpart(s), the Mortgagor each holding see 17.6 counterpart(s), and the Debtor holding see 17.6 counterpart(s), all of which shall be equally authentic.

Article 16 Reminders

The Mortgagee has reminded the Debtor and the Mortgagor (including the co-owner) to fully and accurately understand all terms and conditions of this Contract, especially the parts in bold, and made explanations as required by the Debtor and the Mortgagor (including the co-owner). The Debtor and the Mortgagor (including the co-owner) have carefully read and fully understood all terms and conditions of this Contract, and have no objection thereto.

Article 17

17.1	The period of the principal creditor's rights guaranteed by the Mortgagor is from 06/21/2019 (MM/DD/YY) to 01/04/2021 (MM/DD/YY)

17.2	Within the maximum balance of RMB (in words) One Hundred Million only

17.3	The appraised price/agreed price of the collaterals is RMB (in words) One Hundred Seventy-Five Million Six Hundred and five Thousand only

17.4	If no agreement is reached through negotiation, such disputes shall be settled by the methods set forth in below 1:

1.	Litigation. Such disputes shall be subject to the jurisdiction of the People's Court at the locality of the Mortgagee

2.	Arbitration. Such disputes shall be submitted to / (arbitration institution) for arbitration in accordance with its arbitration rules

17.5	Others: Within the term of this contract and the maximum balance stipulated in the same, the mortgagor agrees to provide mortgage guarantee for the receivables confirmation and receivables transfer business handled by the debtor at the creditor's place through the receivables chain platform. The specific financing contract or agreement shall be subject to the electronic information of debtor’s electronic signature recorded by the receivables chain platform.

17.6	This Contract may be executed in five counterparts, with the Mortgagee holding two counterparts, the Mortgagor each holding one counterpart, the Debtor holding one counterpart, and the mortgage registration center holding one counterpart, all of which shall be equally authentic

17.7	List of Collaterals (No. xxxxxxxxxx)

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List of Collaterals

No.:XXXXXXXXX

No.	Name of Collateral	Location of Real Property (House Property)	Real Property (House Property) Certificate No.	Gross Floor Area (m2)	Land Location and Land Certificate No.	Nature of Land Use Right and Land Use Right Certificate No.	Land Area (m2)	Term of Land Use Right	Type of Right	Purpose	Co-ownership	Value of Collateral (RMB 10,000)	Amount of Creditor’s Rights (RMB 10,000)
1-1	Project in progress	Wangchun Industrial Zone, Haishu District, Ningbo, reaching Yaohuang River on the east, the boundary of the plot on the south, Kechuang South Road on the west, and Shanhai Road on the north	/	41424.96	Wangchun Industrial Zone, Haishu District, Ningbo, reaching Yaohuang River on the east, the boundary of the plot on the south, Kechuang South Road on the west, and Shanhai Road on the north	Z. (2018) Ningbo Haishu Real Property Ownership No. [***]	24100	To January 4, 2068	State-owned construction land use right	Industrial land	Individually owned	xxxxxxx	xxxxx

Note: This List of Collaterals is applicable to real estate mortgage

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(Signature Page)
Mortgagee (Seal): China Zheshang Bank Co., Ltd. Ningbo Branch	Debtor (Seal): Global Technology Inc.
Responsible Person: Huafeng Pan	Legal Representative: Chih-Hsiang Lin
or Authorized Agent	or Authorized Agent
Mortgagor (Seal): Global Technology Inc.	Mortgagor (Seal)
Legal Representative: Chih-Hsiang Lin	Legal Representative
or Authorized Agent	or Authorized Agent
Mortgagor (Seal)	Mortgagor (Seal)
Legal Representative	Legal Representative
or Authorized Agent	or Authorized Agent
Signing Date: 2019/06/21
Signing Place: No.128,Wenkang Rd,Gaoxin District ,Ningbo.

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